NYSE American: UEC

Fox News Publishes an Op-Ed Article from

Uranium Energy Corp Chairman Spencer Abraham

Corpus Christi, TX, March 26, 2019 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that Fox News published an Op-Ed on March 24th by UEC Chairman, Spencer Abraham, titled “Russian control of U.S. uranium supply is a huge national security problem.”  Mr. Abraham is a former U.S. Secretary of Energy and U.S. Senator.

Amir Adnani, CEO and President stated, “As a licensed U.S. uranium producer, UEC is ready to address this urgent challenge with fully-permitted, low-cost, In-Situ-Recovery (“ISR”) uranium projects in Texas and Wyoming.  UEC’s strategy of accumulating quality assets in the downturn and advancing their production-readiness has positioned the company to be part of an overall solution reducing U.S. over-dependence on foreign uranium.”

The following is provided with the permission of Fox News.

Fox News

Russian Control of U.S. Uranium Supply is a Huge National Security Problem

Spencer Abraham | Opinion

Published: March 24, 2019

The Trump administration is to be commended for its “energy dominance” policy with respect to oil and natural gas production, but on domestic uranium mining, used for nuclear power generation and national defense purposes, it is the United States that is being dominated.  Fortunately, the administration is considering new corrective measures to address this vulnerability to ensure America’s energy and national security.

The U.S. has become overdependent on foreign uranium. Today, we have the world’s largest commercial nuclear reactor fleet, but our domestic mining industry supplies less than 2 percent of its uranium needs. Instead, foreign uranium accounts for the vast majority of our uranium supply with imports from Russia and countries of the Former Soviet Union (FSU) amounting to over 40 percent of the uranium loaded into U.S. nuclear power reactors.

In 2019, the U.S. uranium mining industry forecasts production here at home will be less than is required for even one of the nation’s 98 operating reactors, and they will not be supplying any uranium for defense purposes.

The U.S. nuclear fuel cycle industry has been subjected to years of excessive imports and other price insensitive supply sources that are not part of a normal free market system.  The result is near domination of the market from regions with elevated geopolitical risks, often with agendas contrary to U.S. interests.

Please click here: https://fxn.ws/2CDcHLh for the full article.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  In South Texas, the Company’s hub-and-spoke operations are anchored by the fully-licensed Hobson Processing Facility which is central to the Palangana, Burke Hollow and Goliad ISR projects.  In Wyoming, UEC controls the Reno Creek project which is the largest permitted, pre-construction ISR uranium project in the U.S.  Additionally, the Company controls a pipeline of uranium projects in Arizona, New Mexico and Paraguay, a uranium/vanadium project in Colorado and one of the highest-grade and largest undeveloped Ferro-Titanium deposits in the world, located in Paraguay.  The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
+Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

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Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.